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                                                                     EXHIBIT 5.2

                            [SAYLES, LIDJI & WERBNER]

Information Architects Corporation                                  May 31, 2002
4064 Colony Road
Charlotte, North Carolina 28211

         Re: Information Architects Corporation - Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Information Architects Corporation, a North Carolina corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 3,400,000 additional shares of the $0.001 par value common stock (the "Common Stock") of the Company ("Shares") that may be granted under the Information Architects Corporation Omnibus Sock Plan (the "Plan"), as more fully described in the Registration Statement.

         You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies certified to our satisfaction, of (a) the Articles of Incorporation, as amended, and the Bylaws of the Company;
(b) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the issuance of shares pursuant to the Plan and related matters; (c) the Company's registration statements on Form S-8 (File Nos. 333-50825 and 333-34382) filed with the Securities and Exchange Commission on April 23, 1998, and April 7, 2000, respectively, and (c) the Registration Statement and exhibits deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion and as to the content and form of the Articles of Incorporation, as amended, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied to the extent we deem reasonably appropriate on representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company without independently checking or verifying their accuracy.

         Based upon our examination, consideration of, and reliance on the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available at least 3,400,000 shares of authorized but unissued stock from which the 3,400,000 additional shares of Common Stock proposed to be granted under the Plan may be issued. Assuming that the Company maintains an adequate number of authorized but unissued shares available for issuance to those persons who are granted Shares under the Plan and assuming that any required consideration for such Shares is actually received by the Company as provided in the Plan and exceeds the par value of such shares, then the shares of Common Stock granted pursuant to the Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we


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do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                Sincerely,

                                                SAYLES, LIDJI & WERBNER,
                                                A Professional Corporation



                                                By: /s/ Michael R. Dorey
                                                    ----------------------------
                                                    Michael R. Dorey